                                                                     EXHIBIT 5.1

                         SIMPSON THACHER & BARTLETT LLP
                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                            FACSIMILE (212) 455-2502

                                                      October 29, 2004

Nalco Holding Company
1601 W. Diehl Road
Naperville, Illinois 60563

Ladies and Gentlemen:

         We have acted as counsel to Nalco Holding Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on
Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of an aggregate of
51,111,111 shares of Common Stock, par value $0.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to
Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "Shares").

         We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the
Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us

                                       2

as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon payment and delivery therefor in accordance with the applicable definitive underwriting agreement, the Shares will be validly issued, fully paid and nonassessable.

         We do not express any opinion herein concerning any law other than the
Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Validity of the Shares" in the Prospectus included in the Registration
Statement.

                                     Very truly yours,

                                     /s/ SIMPSON THACHER & BARTLETT LLP

                                     SIMPSON THACHER & BARTLETT LLP